AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
CUSTODY AGREEMENT

    THIS AMENDMENT to the Custody Agreement, dated as of September 15, 2015, as amended (the “Agreement”), is entered into as of July 22, 2021, by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the following fund:

Geneva SMID Cap Growth Fund, and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

1.Exhibit Q, the Geneva SMID Cap Growth Fund, is hereby added and attached hereto.
2.Section 15.08, Notices shall be updated as follows:
All Notices to the Custodian shall be sent to:

U.S. Bank N.A.
U.S. Bank Tower
425 Walnut Street, Cincinnati,
OH 45202 | CN-OH-W6TC
Attn: Global Fund Custody Support Services
Phone: 513.632.2443
Fax: 844.206.1025

And Notices to the Trust shall be sent to:

Series Portfolios Trust
Series Portfolios Trust
615 East Michigan Street, WI, Milwaukee 53202
Attn.: Fund Administration

3.Notices to the Adviser of the Geneva SMID Cap Growth Fund, shall be send to

Geneva Capital Management LLC
100 E. Wisconsin Ave, Suite 2550
Milwaukee, WI 53202

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

SERIES PORTFOLIOS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ryan L. Roell	By:	/s/ Anita M. Zagrodnik
Name:	Ryan L. Roell	Name:	Anita M. Zagrodnik
Title:	President	Title:	Senior Vice President
Date:	8/31/2021	Date:	8/31/2021

Exhibit Q to the Series Portfolios Trust Custody Agreement
Name of Series

Geneva SMID Cap Growth Fund

Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
[ ] basis points
$[ ] - Minimum annual fee per fund
Plus, portfolio transaction fees
Portfolio Transaction Fees
■ $[ ] - Book entry DTC transaction, Federal Reserve transaction, principal paydown
■ [ ] - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
■ $[ ] - Option/SWAPS/future contract written, exercised or expired
■ $[ ] - Mutual fund trade, Margin Variation Wire and outbound Fed wire
■ $[ ] - Physical security transaction
■ $[ ] - Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
■ Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
■ $[ ] - per custody sub account per year (e.g., per sub - adviser, segregated account, etc.)
■ $[ ] - Class Action Services filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].
■ No charge for the initial conversion free receipt.
■ Overdrafts - charged to the account at prime interest rate plus [ ]% unless a line of credit is in place.
■ Third Party lending - Additional fees will apply

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee	Country	Safekeeping (BPS)	Transaction Fee
Argentina	[ ]	$[ ]	Hong Kong	[ ]	$[ ]	Poland	[ ]	$[ ]
Australia	[ ]	$[ ]	Hungary	[ ]	$[ ]	Portugal	[ ]	$[ ]
Austria	[ ]	$[ ]	Iceland	[ ]	$[ ]	Qatar	[ ]	$[ ]
Bahrain	[ ]	$[ ]	India	[ ]	$[ ]	Romania	[ ]	$[ ]
Bangladesh	[ ]	$[ ]	Indonesia	[ ]	$[ ]	Russia	[ ]	$[ ]
Belgium	[ ]	$[ ]	Ireland	[ ]	$[ ]	Saudi Arabia	[ ]	$[ ]
Bermuda	[ ]	$[ ]	Israel	[ ]	$[ ]	Serbia	[ ]	$[ ]
Botswana	[ ]	$[ ]	Italy	[ ]	$[ ]	Singapore	[ ]	$[ ]
Brazil	[ ]	$[ ]	Japan	[ ]	$[ ]	Slovakia	[ ]	$[ ]
Bulgaria	[ ]	$[ ]	Jordan	[ ]	$[ ]	South Africa	[ ]	$[ ]
Canada	[ ]	$[ ]	Kenya	[ ]	$[ ]	South Korea	[ ]	$[ ]
Chile	[ ]	$[ ]	Kuwait	[ ]	$[ ]	Spain	[ ]	$[ ]
China Connect	[ ]	$[ ]	Latvia	[ ]	$[ ]	Sri Lanka	[ ]	$[ ]
China (B Shares)	[ ]	$[ ]	Lithuania	[ ]	$[ ]	Sweden	[ ]	$[ ]
Colombia	[ ]	$[ ]	Luxembourg	[ ]	$[ ]	Switzerland	[ ]	$[ ]
Costa Rica	[ ]	$[ ]	Malaysia	[ ]	$[ ]	Taiwan	[ ]	$[ ]
Croatia	[ ]	$[ ]	Malta	[ ]	$[ ]	Thailand	[ ]	$[ ]
Cyprus	[ ]	$[ ]	Mauritius	[ ]	$[ ]	Tunisia	[ ]	$[ ]
Czech Republic	[ ]	$[ ]	Mexico	[ ]	$[ ]	Turkey	[ ]	$[ ]
Denmark	[ ]	$[ ]	Morocco	[ ]	$[ ]	UAE	[ ]	$[ ]
Egypt	[ ]	$[ ]	Namibia	[ ]	$[ ]	Uganda	[ ]	$[ ]
Estonia	[ ]	$[ ]	Netherlands	[ ]	$[ ]	Ukraine	[ ]	$[ ]
Eswatini	[ ]	$[ ]	New Zealand	[ ]	$[ ]	United Kingdom	[ ]	$[ ]
Euroclear (Eurobonds)	[ ]	$[ ]	Nigeria	[ ]	$[ ]	Uruguay	[ ]	$[ ]
Euroclear (Non- Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	[ ]	$[ ]	Vietnam	[ ]	$[ ]
Finland	[ ]	$[ ]	Oman	[ ]	$[ ]	West African Economic Monetary Union (WAEMU)*	[ ]	$[ ]
France	[ ]	$[ ]	Pakistan	[ ]	$[ ]	Zambia	[ ]	$[ ]
Germany	[ ]	$[ ]	Panama	[ ]	$[ ]	Zimbabwe	[ ]	$[ ]
Ghana	[ ]	$[ ]	Peru	[ ]	$[ ]
Greece	[ ]	$[ ]	Philippines	[ ]	$[ ]
•Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinea Bissau, Togo and Benin.

Global Custody Base Fee

A monthly base fee of $[ ] per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

Miscellaneous Expenses
■Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
■A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
■SWIFT reporting and message fees.

Advisor’s Signature below acknowledges approval of the domestic and global custody fee schedules on this Exhibit Q.

Geneva Capital Management LLC

By: ______________________________

Printed Name: ______________________

Title: ______________________________

Date: ______________________________

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